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                                                                    Exhibit 10.5

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "Agreement") is made and entered into as of December __, 1999, by SPRINT SPECTRUM L.P., SPRINT SPECTRUM EQUIPMENT COMPANY, L.P. and SPRINT SPECTRUM REALTY COMPANY, L.P., COX COMMUNICATIONS PCS, L.P., COX PCS LEASING CO., L.P., all of which are Delaware limited partnerships, and COX PCS ASSETS, LLC, a Delaware limited company (together "Seller"), and UbiquiTel Holdings, Inc., a Delaware corporation ("Buyer").

                                    Recitals

      A. Seller or one of Seller's subsidiaries owns or leases those certain property, equipment and contract rights identified as follows (collectively the "Assets"):

      1. That equipment and property of Seller located in the Spokane BTA and identified on attached Exhibit A (the "Spokane Assets"); and

      2. That equipment and property of Seller located in BTAs outside of the Spokane BTA and identified on attached Exhibit B (the "Additional Assets").

      B. Buyer and Seller have entered into that certain Addendum II dated December __,, 1999 to the Sprint PCS Management Agreement dated October 15, 1998 (the "Management Agreement"), to which this Agreement is made an exhibit upon its execution by the parties and that provides, among other things, that Buyer will purchase and Seller will sell the Assets, upon the terms and conditions set forth in this Agreement;

                                   Agreements

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement the parties hereto agree as follows:

      1. Transfer of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in the Assets free and clear from all liens created by the Seller other than the Assumed Liabilities (as defined below). The consummation of this transaction (the "Closing") will occur, subject to the terms and conditions of this Agreement, on or before April 15, 2000 (the "Closing Date").

      2. Purchase Price. The purchase price of the Assets (the "Purchase Price") will be equal to the sum of the following: ****

**** Confidential material omitted and filed separately with the Commission.

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            The parties agree that, on or before the Closing Date, and insofar as it has not been calculated as part of the Purchase Price, they shall determine an allocation of the Purchase Price among the Assets, which allocation will be the result of arm's-length negotiations between the parties as to the price of each item or category of items of the Assets, and neither party will make any claim or treat any item on its tax returns in a manner that is inconsistent with such allocation.

      3. Review Period. For a period extending for thirty (30) days after this Agreement has been executed by both parties ("Review Period"), Buyer may review such documents and make, or cause to be made by agents or contractors of Buyer's choosing, any and all physical, mechanical, environmental, structural or other inspections of the Assets as Buyer deems appropriate. If, in Buyer's reasonable discretion, based upon the results of Buyer's inspections, Buyer determines that the Assets are unsatisfactory to Buyer, Buyer may by written notice to Seller within the Review Period, terminate this Agreement, and upon such termination, neither party will have any further rights or obligations under this Agreement. Any termination notice provided to Seller must contain a specific description of the condition on which Buyer bases such termination. If Buyer does not terminate this Agreement by such notice within the Review Period, this Agreement will remain in full force and effect in accordance with its terms. Buyer may not elect to purchase less than all of the Assets.

      4. Assumption of Liabilities. Buyer agrees to assume all liabilities, debts, expenses and obligations now existing or hereafter arising in, to, under or pursuant to the Assets as of the Closing Date, including, without limitation, all liabilities, debts, expenses and obligations relating to all the Assets (the "Assumed Liabilities") and to pay and perform the Assumed Liabilities when due. Buyer's assumption of the Assumed Liabilities does not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller. Nothing in this Agreement prevents Buyer from contesting in good faith any of the Assumed Liabilities.

      5. Condition of Assets. It is understood and agreed that Seller is not making and specifically disclaims any warranties or representations of any kind or character, express or implied, with respect to the Assets, including, but not limited to, warranties or representations as to matters of title (except that Seller represents and warrants that Seller has not previously conveyed, pledged, encumbered, hypothecated or assigned that Asset to any other party), zoning, tax consequences, physical or environmental conditions, availability of access, operating history or projections, valuation, governmental approvals, governmental regulations or any other matter or thing relating to or affecting the Assets including, without limitation:
            (i) the value, condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the Assets; (ii) the manner or quality of the construction or materials incorporated into any of the Assets and
            (iii) the manner, quality, state of repair or lack of repair of the Assets. Buyer agrees that with respect to the Assets, Buyer has not relied


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            upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller or any agent of Seller other than as specifically set forth in this Agreement. Buyer represents that it is a knowledgeable purchaser and that it is relying solely on its own expertise and that of Buyer's consultants, and that Buyer will conduct such inspections and investigations of the Assets, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same, and, upon closing, shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's inspections and investigations. Buyer acknowledges and agrees that upon closing, Seller shall sell and convey to Buyer and Buyer shall accept the Assets "as is, where is" with all faults, and Buyer further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Assets by Seller, any agent of Seller or any third party. The terms and conditions of this paragraph shall expressly survive the closing.

      6. Damage or Destruction. If prior to the Closing Date, any of the Assets are destroyed or substantially damaged by fire, lightning or any other cause, or all or any part of the Assets is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller will immediately deliver to Buyer written notice of such event or condition, and Buyer will have the option of(a) enforcing this Agreement and retaining any insurance proceeds or proceeds of the taking by eminent domain, or (b) terminating this Agreement by written notice within twenty (20) days after receiving written notice from Seller of such destruction, damage or claim. If this Agreement is terminated, neither party will have any further obligation under this Agreement. The risk of loss will be borne by Seller until the Closing Date.

      7. Closing. If Buyer does not terminate the Agreement pursuant to Paragraph 3 or 6 of this Agreement, on the Closing Date:

            (a) Seller and Buyer shall execute and deliver to each other an Assignment of Leases and Bill of Sale in the form attached hereto as Exhibit D

            (b) Buyer shall pay the Purchase Price to Seller in immediately available funds;

            (c) Buyer shall provide copies of all necessary consents, if any, for the conveyance or assignment of the Assets. Such consents to be in the form of Consent and Release attached hereto as Exhibit E.

            For each cell site which is the subject of this Asset Purchase Agreement and for which a release of Sprint PCS' obligations cannot be obtained prior to the Closing Date, Sprint PCS, in its sole discretion, may continue to be obligated under any existing leases or purchase obligations for any such cell sites subject to (1) receipt of a consent from the landlord or seller of the cell site consenting to the


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            assumption of the leasehold or purchase obligation by Manager and
            (2) execution of an agreement setting forth the obligations of Manager with respect to each such cell site for which a release cannot be obtained and containing terms and conditions acceptable to Sprint PCS.

            Buyer is responsible for paying or causing to be paid all transfer, stamp, recording, sales, use, excise or similar taxes, fees or duties payable in connection with the sale, assignment or conveyance of Seller's interest in and to the Assets or the assumption of the Assumed Liabilities.

            Buyer is also responsible for reporting all taxable property to the appropriate taxing authority for ad valorem tax purposes. Buyer will pay as and when due all taxes, assessments, liens, encumbrances, levies, and other charges against the real estate, personal property and intangible property that is sold, transferred, assigned or otherwise conveyed to Buyer pursuant to this agreement.

      8. Further Assurances. Seller will from time to time at the request of Buyer, do, make, execute, acknowledge and deliver all such other instruments of conveyance, assignment, and transfer, in form and substance satisfactory to Seller, as Buyer may reasonably require for the more effective conveyance and transfer of any of the Assets. Seller's obligations hereunder shall be subject to receipt of the Consents and

      9. Indemnification. Breaches of this Agreement by either Buyer or Seller will be a breach for which the non-breaching party is entitled to indemnification in accordance with the terms and conditions and utilizing the procedures set forth in the Management Agreement.

      10. Entire Agreement and Binding Effect. This Agreement and the exhibits and schedules attached to this Agreement (which are incorporated by this reference) and the Management Agreement, including all addenda thereto, contain the entire agreement between the parties hereto with respect to the acquisition of the Assets and the other transactions contemplated herein, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof. AU exhibits attached hereto are incorporated herein by this reference.

      11. Severability. In the event any one or more of the provisions contained in this Agreement or any application thereof is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof will not in any way be affected or impaired thereby. Paragraph headings herein or in any exhibit hereto have no legal significance and are used solely for convenience of reference.


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      12.   No Other Representations and Warranties. Seller makes no
            representation or warranty to Buyer with respect to the Assets, except as expressly set forth in this Agreement.

      13. Waivers and Notices. Any term or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder. All notices, consents, requests, instructions, approvals and other communications provided for herein will be validly given, made or served if given, made or served in accordance with the Management Agreement.

      14. Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute an original but all of such counterparts taken together will constitute only one Agreement.

      15. Governing Law. The internal laws of the State of Missouri (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


SELLER:                             SPRINT SPECTRUM L.P.

                                    By__________________________________________
                                        Bernard A. Bianchino
                                        Chief Business Development Officer


                                    SPRINT SPECTRUM EQUIPMENT COMPANY, L.P.

                                    By__________________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                    SPRINT SPECTRUM REALTY COMPANY, L.P.

                                    By__________________________________________
                                        Name:___________________________________
                                        Title:__________________________________


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                                    COX PCS COMMUNICATIONS, L.P.

                                    By__________________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                    PCS LEASING CO., L.P.

                                    By__________________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                    COX PCS ASSETS, LLC

                                    By__________________________________________
                                        Name:___________________________________
                                        Title:__________________________________


BUYER:                              UBIQUITEL HOLDINGS, INC.

                                    By__________________________________________
                                        Name:___________________________________
                                        Title:__________________________________


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                                    Exhibit A

                               The Spokane Assets

The following sets forth the Spokane Assets:

1.    Cell site and base station assets:

      Listed by Cascade Number and state of development as shown on the attached Spokane District Inventory List Summary.' In summary, the status of Spokane sites as of December 23, 1999 follows.

                                      ****

      See attached inventory list for On Air sites.

2.    Switch Assets listed as follows:

      There is one switch in Spokane:
      ****
      Spokane, WA

      See attached inventory list for the switch.

3.    Retail Assets listed as follows:

      SPCS Retail Store:
      11404 E. Sprague
       Spokane, WA 99206
      (509 892 3000)

      SPCS Kiosk:
      4750 N. Division
      Spokane, WA 99207
      (509 484 6782)

      SPCS Field Operations Office:
      11707 E. Sprague, 2nd Floor
      Spokane, WA 99206

      Inventory list to be provided prior to Closing Date.

4.    Spares, test equipment and tools.

            See attached inventory list.

**** Confidential portions omitted and filed separately with the Commission.
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5.    Certain assets which may be physically located in the Spokane BTA but are maintained by Sprint PCS as part of its national asset base are not included in the transfer. These assets include, for example, the following:

                           -Portable generators
                           -Any Cell on Wheels (COW)

6. The parties agree that the inventory lists provided by Sprint PCS under and as part of this exhibit have not been confirmed by a physical inventory of the assets by Sprint PCS but simply reflect the asset inventories as maintained in the books and records of Sprint PCS. Buyer shall assume all risk of any discrepancy between the inventory list as provided by Sprint PCS and the actual assets, equipment and spares as may be found in the Spokane BTA. Buyer shall have the right of inspection prior to Closing as provided for under the Agreement to determine the extent, if any, of this risk.

7. The parties agree that Sprint PCS shall retain ownership and control of any cell site located in the Spokane BTA which is (a) owned in fee simple,
      (b) for which Sprint PCS has a ground lease, or (c) for which Sprint PCS has the right to co-locate any users of the site in addition to Sprint PCS or Manager. For each such site Sprint PCS shall sell the equipment located at the site as provided for under the terms of the Agreement and, after Closing, Sprint PCS shall lease the site to Manager at market lease rates for sites of a similar nature located in the Spokane BTA subject to the execution of a Master Lease Agreement between Manager and Sprint Sites USA.

**** Confidential portions omitted and filed separately with the Commission.